Exhibit 99(i)

news release	Great Lakes Chemical Corporation 9025 North River Road, Suite 400 Indianapolis, IN 46240 USA Telephone: (1) 317 715 3000 Facsimile: (1) 317 715 3060 www.greatlakes.com

FOR IMMEDIATE RELEASE
(Issued October 20, 2004)

GREAT LAKES REPORTS IMPROVED RESULTS
FOR THIRD QUARTER 2004

Proceeds from Sale of Toxicological Services Business and Free Cash Flow
Generate $170 Million
Polymer Additives Continues To Show Significant Gains

INDIANAPOLIS, INDIANA - Great Lakes Chemical Corporation (NYSE:GLK) today reported net income of $53.3 million, or $1.04 per diluted share, which includes income and a gain on the sale of a business reported in discontinued operations. This compares to a net loss of $(27.0) million, or $(0.54) per diluted share, for the corresponding period last year. The Company reported a loss from continuing operations of $(1.2) million, or $(0.03) per diluted share, for the third quarter 2004, compared to a loss of $(17.6) million, or $(0.35) per diluted share, for the third quarter of 2003.

Adjusted income from continuing operations, which excludes asset impairments, restructuring charges and certain other significant items in both periods, amounted to $8.4 million, or $0.17 per diluted share for third quarter 2004, compared to a loss of $(2.1) million, or $(0.05) per diluted share, for the corresponding period last year. Adjusted operating income increased to $21.8 million in the third quarter of 2004 from $5.9 million in the same period last year, reflecting a combination of productivity gains, stronger sales volumes and higher selling prices, which have helped to offset increases in raw material and energy costs.

The company reported third quarter 2004 net sales from continuing operations of $391.9 million, a 7 percent increase, compared to $365.7 million reported in the corresponding period in 2003.

“Our improvement year over year reflects another strong performance by our Polymer Additives business,” stated Mark Bulriss, Great Lakes chairman, president, and chief executive officer. “These results are further evidence that our strategies to deliver profitable growth—by focusing on new products and driving productivity to generate higher revenues with fewer manufacturing sites—are making a positive impact.”

“The supply/demand balances in the Polymer Additives business remain positive in many product areas, allowing for broad-based selling price increases this quarter. The continued progress shown by the Polymer Additives business helped overcome several challenges faced by our Specialty Products business during the quarter.” Bulriss said.

Third quarter 2004 net sales growth of 7 percent reflects 2 percent volume growth, 2 percent attributable to acquisitions, 1 percent due to higher selling prices and favorable foreign currency effects of 2 percent.

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In third quarter 2004, Great Lakes recognized net after-tax restructuring charges and certain other significant items totaling $(9.6) million, or $(0.20) per diluted share. These charges include costs associated with the May 25, 2004 warehouse fire at a Specialty Products production facility in Conyers, Georgia, restructuring charges, and certain other significant items, which are described in greater detail in the notes to the accompanying consolidated statements of operations.

Income from discontinued operations, net of income taxes, amounted to $54.5 million, or $1.07 per diluted share, in the third quarter. Included in these results is an after-tax gain resulting from the sale of WIL Research Laboratories, the Company’s toxicological services business, amounting to $53.3 million, or $1.04 per diluted share.

“During the quarter, Great Lakes fortified an already strong balance sheet with approximately $100 million in after-tax cash proceeds from the sale of our toxicological services business, WIL Research Laboratories,” Bulriss added. “Utilizing the WIL proceeds and approximately $65 million in free cash flow that was generated this quarter from our continuing operations, we successfully reduced net debt to roughly $190 million at the end of the third quarter. Our resulting net debt to total capital ratio was lowered to 19 percent.”

Bulriss concluded, “At a time of historically high commodity prices in the industry, we remain focused on our efforts to improve operational effectiveness and strengthen the value we bring to our customers through innovation and delivering solutions. We remain confident about our prospects going forward.”

Update on Warehouse Fire

In connection with the warehouse fire at the Company’s BioLab Inc. subsidiary, previously disclosed on May 25, 2004, the Company recorded charges of $10.4 million in the third quarter and $15.9 million for the for first nine months of 2004, representing costs incurred in excess of insurance recoveries. Costs including business interruption losses will be partially offset by additional insurance recoveries, although the net impact is not yet determinable. The Company believes liability claims caused by the fire are adequately covered by insurance.

Business Unit Performance - Continuing Operations
(Adjusted for Asset Impairments, Restructuring Charges, and Certain Other Significant Items)

As previously announced, effective September 30, 2004, Great Lakes realigned its reporting segments following the sale of WIL Research Laboratories. Previously, Great Lakes segmented its financial results into “Polymer Additives,” “Specialty Products,” and “Performance Chemicals.” The new reporting structure includes two segments: Polymer Additives and Specialty Products. The Fire Suppression and Fluorine Specialties businesses, which were previously included in the Performance Chemicals segment, are now reported in the Polymer Additives segment. WIL Research Laboratories, formerly reported under Performance Chemicals, is now reported as discontinued operations. The Specialty Products segment is unaffected. All prior period amounts have been revised to reflect this change.

Solid sales gains, with particularly strong growth from the Polymer Stabilizers and Flame Retardants businesses, along with benefits from restructuring actions over the last twelve months produced another fine performance in Polymer Additives. Net sales for third quarter 2004 increased 17 percent to $233.4 million, from $199.7 million in 2003. Volume gains, including the antimony oxide joint venture formed in April 2004, added 11 percent and higher selling prices added 3 percent as did the positive effects of foreign currency translation.

Operating income in the third quarter increased to $15.1 million from an operating loss of $(3.1) million last year. Productivity gains, improved sales volumes and higher selling prices helping to offset cost increases for raw material and energy costs, provided the year over year turnaround in operating earnings.

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Specialty Products reported third quarter 2004 net sales of $158.5 million, 4 percent lower than the corresponding period in 2003. Sales gains in the Household Products group were more than offset by sales declines reported by the Recreational Water group. Cooler than normal weather patterns in the Northeast and Midwest regions of the United States, the impact of hurricanes in the Southeast, and the lingering disruptive effects of a warehouse fire that occurred in the second quarter hampered sales of the Recreational Water group in the third quarter.

Third quarter operating income declined 22 percent to $14.1 million from $18.2 million in the third quarter of 2003. Lower selling prices, the decline in sales volume including those sales lost due to the warehouse fire, and costs necessary to reconfigure production processes in preparation for the 2005 pool season drove the decline in operating income during the quarter.

Nine Month Results

For the first nine months of 2004, the Company reported net sales from continuing operations of $1,193.2 million, a 9 percent increase, compared to $1,097.2 million in the same period last year. Income from continuing operations, was $19.4 million, or $0.38 per diluted share, versus a loss of $(2.8) million, or $(0.06) per diluted share, for the corresponding period last year. Adjusted income from continuing operations for the first nine months of 2004 amounted to $34.5 million, or $0.68 per diluted share, compared to $10.9 million, or $0.21 per diluted share, for the same period last year.

Including the results of discontinued operations, Great Lakes reported net income for the first nine months of 2004 of $61.9 million, or $1.21 per diluted share, compared to $(8.9) million, or $(0.18) per diluted share, for the corresponding period last year.

Investor Conference Call

Great Lakes will host a conference call to discuss the Company’s third quarter 2004 earnings on October 21, 2004, at 11:00 a.m. ET / 10:00 a.m. CT / 9:00 a.m. MT / 8:00 a.m. PT. The conference call will also be simultaneously web cast from the Financial Events page of the Great Lakes website (www.greatlakes.com).

Forward Looking Statement and non-GAAP Financial Measurement

This press release contains forward-looking statements involving risks and uncertainties that affect the company’s expectations as discussed in Great Lakes Chemical Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. Accordingly, there is no assurance the company’s expectations will be realized.

This release also contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, including adjusted operating income (loss) and adjusted income (loss) from continuing operations. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

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Great Lakes Chemical Corporation is the world’s leading producer of certain specialty chemicals for such applications as water treatment, household cleaners, flame retardants, polymer stabilizers, fire suppression, and performance products. The stock of the company is traded on the New York Stock Exchange (NYSE:GLK). For more information, please visit the Great Lakes web site at www.greatlakes.com.

Analyst contact:
Jeff Potrzebowski +1 317 715 3027 / investorinfo@glcc.com

Media contact:
Wendy Chance +1 317 715 3027 / wchance@glcc.com

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Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Three Months Ended September 30			Three Months Ended September 30
	2004		2004	2003		2003
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales	$ 391.9	$ -	$ 391.9	$ 365.7	$ -	$ 365.7

Operating Expenses
Costs of products sold	313.4	(3.8)	309.6	308.6	(10.6)	298.0
Selling, general and administrative expenses	63.7	(3.2)	60.5	69.7	(7.9)	61.8
Asset impairments (reversals)	(1.9)	1.9	-	43.8	(43.8)	-

Total Operating Expenses	375.2	(5.1)	370.1	422.1	(62.3)	359.8

Operating Income (Loss)	16.7	5.1	21.8	(56.4)	62.3	5.9

Interest Income (Expense) - net	(6.2)	-	(6.2)	(6.4)	-	(6.4)
Other Income (Expense) - net	(11.9)	8.7	(3.2)	(2.7)	-	(2.7)

Income (Loss) from Continuing Operations before Income Taxes and Cumulative
Effect of Accounting Change	(1.4)	13.8	12.4	(65.5)	62.3	(3.2)

Income Taxes (Credit)	(0.2)	4.2	4.0	(47.9)	46.8	(1.1)
					.

Income (Loss) from Continuing Operations before Cumulative Effect of Accounting Change	(1.2)	9.6	8.4	(17.6)	15.5	(2.1)

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes (credit) of $31.4 and $(3.8),
respectively	54.5		54.5	(9.4)		(9.4)

Income (Loss) before Cumulative Effect of Accounting Change	53.3		62.9	(27.0)		(11.5)

Cumulative Effect of Accounting Change,
net of income taxes	-		-	-		-

Net Income (Loss)	$ 53.3		$ 62.9	$ (27.0)		$ (11.5)

Earnings (Loss) per Share - Basic:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ (0.03)		$ 0.17	$ (0.35)		$ (0.05)
Discontinued Operations	1.08		1.08	(0.19)		(0.19)

	1.05		1.25	(0.54)		(0.24)
Cumulative Effect of Accounting Change	-		-	-		-

Net Income (Loss)	$ 1.05		$ 1.25	$ (0.54)		$ (0.24)

Earnings (Loss) per Share - Diluted:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ (0.03)		$ 0.17	$ (0.35)		$ (0.05)
Discontinued Operations	1.07		1.07	(0.19)		(0.19)

	1.04		1.24	(0.54)		(0.24)
Cumulative Effect of Accounting Change	-		-	-		-

Net Income (Loss)	$ 1.04		$ 1.24	$ (0.54)		$ (0.24)

Average Shares Outstanding:
Basic	50.9		50.9	50.6		50.6
Diluted	51.1		51.1	50.6		50.6

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Three Months Ended September 30			Three Months Ended September 30
	2004		2004	2003		2003
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales to External Customers:
Polymer Additives	$ 233.4	$ -	$ 233.4	$ 199.7	$ -	$ 199.7
Specialty Products	158.5	-	158.5	166.0	-	166.0

Net Sales	$ 391.9	$ -	$ 391.9	$ 365.7	$ -	$ 365.7

Operating Income (Loss):
Polymer Additives	$ 15.0	$ 0.1	$ 15.1	$ (59.5)	$ 56.4	$ (3.1)
Specialty Products	12.1	2.0	14.1	17.3	0.9	18.2
Corporate and Other	(10.4)	3.0	(7.4)	(14.2)	5.0	(9.2)

Operating Income (Loss)	$ 16.7	$ 5.1	$ 21.8	$ (56.4)	$ 62.3	$ 5.9

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported
(GAAP basis) Income (Loss) from Continuing Operations to provide Adjusted Income (Loss) from Continuing Operations.
The components of these excluded charges (credits) are summarized below.

	2004	2003
Asset impairments (reversals)	$ (1.9)	$ 43.8
Restructuring charges	2.0	13.6
Change in useful life of enterprise software (Corporate)	3.1	4.8
Business interruption - facility fires (Specialty Products)	1.7	-
Other	0.2	0.1

Charges excluded from operating income (loss)	5.1	62.3

Asset write-offs and other costs related to
facility fires, net of insurance recoveries (Specialty Products)	8.7	-
Total charges excluded from income (loss) from
continuing operations before income taxes	13.8	62.3
Income taxes (credit)	(4.2)	(46.8)

Total charges	$ 9.6	$ 15.5

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)

	Nine Months Ended September 30			Nine Months Ended September 30
	2004		2004	2003		2003
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales	$ 1,193.2	$ -	$ 1,193.2	$ 1,097.2	$ -	$ 1,097.2

Operating Expenses
Costs of products sold	947.9	(14.6)	933.3	885.2	(10.6)	874.6
Selling, general and administrative expenses	199.6	(17.7)	181.9	186.4	(6.4)	180.0
Asset impairments (reversals)	3.0	(3.0)	-	43.8	(43.8)	-

Total Operating Expenses	1,150.5	(35.3)	1,115.2	1,115.4	(60.8)	1,054.6

Operating Income (Loss)	42.7	35.3	78.0	(18.2)	60.8	42.6

Interest Income (Expense) - net	(18.7)	-	(18.7)	(19.8)	-	(19.8)
Other Income (Expense) - net	(21.2)	11.8	(9.4)	(6.5)	(1.1)	(7.6)

Income (Loss) from Continuing Operations
before Income Taxes and Cumulative
Effect of Accounting Change	2.8	47.1	49.9	(44.5)	59.7	15.2

Income Taxes (Credit)	(16.6)	32.0	15.4	(41.7)	46.0	4.3
					.
Income (Loss) from Continuing Operations before
Cumulative Effect of Accounting Change	19.4	15.1	34.5	(2.8)	13.7	10.9

Discontinued Operations:
Income (Loss) from Discontinued Operations,
net of income taxes (credit) of $32.1 and $(0.5),
respectively (B)	42.5		42.5	(2.8)		(2.8)

Income (Loss) before Cumulative Effect of
Accounting Change	61.9		77.0	(5.6)		8.1

Cumulative Effect of Accounting Change,
net of income taxes	-		-	(3.3)		(3.3)

Net Income (Loss)	$ 61.9		$ 77.0	$ (8.9)		$ 4.8

Earnings (Loss) per Share - Basic:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ 0.38		$ 0.68	$ (0.06)		$ 0.21
Discontinued Operations	0.84		0.84	(0.05)		(0.05)

	1.22		1.52	(0.11)		0.16
Cumulative Effect of Accounting Change	-		-	(0.07)		(0.07)

Net Income (Loss)	$ 1.22		$ 1.52	$ (0.18)		$ 0.09

Earnings (Loss) per Share - Diluted:
Income (Loss) before Cumulative Effect of
Accounting Change
Continuing Operations	$ 0.38		$ 0.68	$ (0.06)		$ 0.21
Discontinued Operations	0.83		0.83	(0.05)		(0.05)

	1.21		1.51	(0.11)		0.16
Cumulative Effect of Accounting Change	-		-	(0.07)		(0.07)

Net Income (Loss)	$ 1.21		$ 1.51	$ (0.18)		$ 0.09

Average Shares Outstanding:
Basic	50.8		50.8	50.3		50.3
Diluted	51.0		51.0	50.3		50.3

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

	Nine Months Ended September 30			Nine Months Ended September 30
	2004		2004	2003		2003
	(GAAP Basis)	Charges (A)	(Adjusted)	(GAAP Basis)	Charges (A)	(Adjusted)

Net Sales to External Customers:
Polymer Additives	$ 673.2	$ -	$ 673.2	$ 604.9	$ -	$ 604.9
Specialty Products	520.0	-	520.0	492.3	-	492.3

Net Sales	$ 1,193.2	$ -	$ 1,193.2	$ 1,097.2	$ -	$ 1,097.2

Operating Income (Loss):
Polymer Additives	$ 24.9	$ 13.4	$ 38.3	$ (51.6)	$ 53.3	$ 1.7
Specialty Products	59.0	4.7	63.7	68.1	2.0	70.1
Corporate and Other	(41.2)	17.2	(24.0)	(34.7)	5.5	(29.2)

Operating Income (Loss)	$ 42.7	$ 35.3	$ 78.0	$ (18.2)	$ 60.8	$ 42.6

(A)	Asset impairments, restructuring charges and certain other significant items have been excluded from Reported (GAAP basis) Income (Loss) from Continuing Operations to provide Adjusted Income (Loss) from Continuing Operations. The components of these excluded charges (credits) are summarized below.

	2004	2003
Asset impairments (reversals)	$ 3.0	$ 43.8
Restructuring charges	11.3	13.6
Change in useful life of enterprise software (Corporate)	15.7	4.8
Business interruption - facility fires (Specialty Products)	3.2	-
External consulting fees - restructuring related (Corporate)	1.0	-
Litigation settlement	-	(3.1)
Other	1.1	1.7

Charges excluded from operating income (loss)	35.3	60.8

Asset write-offs and other costs related to
facility fires, net of insurance recoveries (Specialty Products)	15.0	-
Sale of non-operating site	(3.2)	-
Arbitration settlement (Specialty Products)	-	(1.1)
Total charges excluded from income (loss) from
continuing operations before income taxes	47.1	59.7
Income taxes (credit)	(14.5)	(18.5)
Income tax reserve release	(17.5)	(27.5)

Total charges	$ 15.1	$ 13.7

(B)	Income (loss) from Discontinued Operations in 2004 includes $12.8 million of loss reflecting the reclassification to earnings of currency translation related to the Fine Chemicals business previously recorded as a component of stockholders’ equity.

Great Lakes Chemical Corporation and Subsidiaries
Consolidated Balance Sheets
(millions)

	September 30, 2004	December 31, 2003
	(unaudited)

ASSETS

Cash and cash equivalents	$ 247.2	$ 170.7
Accounts and notes receivable	283.1	261.5
Inventories	280.4	260.2
Prepaid expenses	30.4	26.2
Deferred income taxes	5.7	4.1
Current assets - discontinued operations	8.5	37.7

Total current assets	855.3	760.4

Plant and equipment	1,271.3	1,263.2
Less allowances for depreciation, depletion and amortization	(751.0)	(712.7)

Net plant and equipment	520.3	550.5
Goodwill	204.7	205.7
Intangible assets	72.1	63.4
Investments in and advances to unconsolidated affiliates	20.9	22.5
Other assets	22.9	24.7
Deferred income taxes	4.8	46.4
Non-current assets - discontinued operations	1.4	19.6

	$ 1,702.4	$ 1,693.2

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$ 158.0	$ 169.8
Accrued expenses	123.9	122.4
Income taxes payable	32.6	71.4
Dividends payable	4.9	4.8
Notes payable and current portion of long-term debt	12.6	7.1
Current liabilities - discontinued operations	12.8	27.4

Total current liabilities	344.8	402.9

Long-term debt, less current portion	426.0	427.6
Other non-current liabilities	88.0	106.4
Non-current liabilities - discontinued operations	5.1	6.0
Minority interest	32.2	6.8

STOCKHOLDERS’ EQUITY

Common stock, $1 par value, authorized 200.0 shares, issued 73.2 and 73.0 shares
for 2004 and 2003, respectively	73.2	73.0
Additional paid-in capital	120.7	124.7
Retained earnings	1,660.3	1,612.9
Treasury stock, at cost, 22.1 and 22.4 shares for 2004 and 2003, respectively	(1,022.1)	(1,035.9)
Accumulated other comprehensive loss	(25.8)	(31.2)

Total stockholders’ equity	806.3	743.5

	$ 1,702.4	$ 1,693.2

Great Lakes Chemical Corporation and Subsidiaries
Condensed Statements of Cash Flows
(GAAP Basis)
(millions)
(unaudited)

	Nine Months Ended September 30, 2004	Nine Months Ended September 30, 2003

OPERATING ACTIVITIES
Net Income (Loss)	$ 61.9	$ (8.9)
Adjustments to reconcile net income to net cash used for operating activities - continuing operations

Discontinued operations	(42.5)	2.8
Cumulative effect of accounting change	-	3.3
Asset impairments	3.0	43.8
Depreciation and depletion	70.6	64.8
Amortization of intangible assets	5.1	3.9
Income tax reserve release	(17.5)	(27.5)
Effect of working capital changes, excluding cash and cash equivalents	(50.4)	(18.7)
Other operating activities, net	(0.4)	(1.9)

Net Cash Provided by Operating Activities - Continuing Operations	29.8	61.6

INVESTING ACTIVITIES
Plant and equipment additions	(52.2)	(43.8)
Business combinations, net of cash acquired	-	(105.7)
Proceeds from sale of assets	4.9	3.9
Other investing activities, net	(1.1)	(0.2)

Net Cash Used for Investing Activities - Continuing Operations	(48.4)	(145.8)

FINANCING ACTIVITIES
Net (repayments) borrowings	0.9	(1.6)
Proceeds from stock options exercised	2.7	-
Cash dividends paid	(14.4)	(13.6)
Other financing activities, net	0.7	(1.2)

Net Cash Used for Financing Activities - Continuing Operations	(10.1)	(16.4)

Effect of Exchange Rate Changes on Cash and Cash Equivalents -
Continuing Operations	0.7	4.4

Net Cash Used for Continuing Operations	(28.0)	(96.2)
Net Cash Provided by Discontinued Operations	104.5	10.0

Increase (Decrease) in Cash and Cash Equivalents	76.5	(86.2)
Cash and Cash Equivalents at Beginning of Year	170.7	259.1

Cash and Cash Equivalents at End of Period	$ 247.2	$ 172.9

Reconciliation of Free Cash Flow (1)	Six Months Ended June 30, 2004	Nine Months Ended September 30, 2004	Third Quarter 2004 Activity

Net cash (used for) provided by operating activities - continuing operations	$ (55.3)	$ 29. 8	$ 85.1
Plant and equipment additions	(31.8)	(52.2)	(20.4)

Free Cash Flow - Continuing Operations	$ (87.1)	$ (22.4)	$ 64.7

	Six Months Ended June 30, 2003	Nine Months Ended September 30, 2003	Third Quarter 2003 Activity

Net cash (used for) provided by operating activities - continuing operations	$ (23.3)	$ 61.6	$ 84.9
Plant and equipment additions	(29.7)	(43.8)	(14.1)

Free Cash Flow - Continuing Operations	$ (53.0)	$ 17.8	$ 70.8

(1)	Defined as net cash (used for) provided by operating activities - continuing operations less plant and equipment additions